Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                          Percentage           State or
                                          of Voting          Jurisdiction
Name                                   Securities Owned    of Incorporation
----                                   ----------------    ----------------
Brown-Forman Beverages Australia Pty. Ltd.    100%           Australia
Brown-Forman Beverages North Asia, L.L.C.     100%           Delaware
Brown-Forman International FSC, Ltd.          100%           U.S. Virgin Islands
B-F Korea, L.L.C.                             100%           Delaware
Brown-Forman Beverages Poland                 100%           Poland
Brown-Forman Relocation Corp.                 100%           Kentucky
Brown-Forman Travel, Inc.                     100%           Kentucky
Canadian Mist Distillers, Limited             100%           Ontario, Canada
Early Times Distillers Company                100%           Delaware
Fetzer Vineyards                              100%           California
Fratelli Bolla International Wines, Inc.      100%           Kentucky
Hartmann Incorporated                         100%           Delaware
Heddon's Gate Investments, L.L.C.             100%           Delaware
Jack Daniel's Properties, Inc.                100%           Delaware
Lenox, Incorporated                           100%           New Jersey
Mt. Eagle Corporation                         100%           Delaware
Sonoma-Cutrer Vineyards, Inc.                 100%           California
Southern Comfort Properties, Inc.             100%           California
Washington Investments, L.L.C.                100%           Kentucky
West Main Interactive, L.L.C.                 100%           Delaware
Longnorth Limited                             100% (1) (3)   Ireland
Chissick Limited                              100% (1) (4)   Ireland
Clintock Limited                              100% (1) (4)   Ireland
Brooks & Bentley Limited                      100% (2)       United Kingdom
Dansk International Designs Ltd.              100% (2)       New York
Norfolk Investments, Inc.                     100% (2)       Delaware
Voldgade Investment Holdings A/S              100% (3)       Denmark
Brown-Forman Mauritius Limited                100% (4)       Mauritius
Pitts Bay Trading Limited                      75% (4)       Bermuda
BFC Tequila Limited                            67% (4)       Ireland
Drake Investments, Inc.                       100% (5)       Delaware
Jack Daniel Distillery,
   Lem Motlow, Prop., Inc.                    100% (5)       Tennessee
Brown-Forman Korea Ltd.                       100% (6)       Korea
Fratelli Bolla, S.p.A.                        100% (7)       Italy
Brown-Forman Beverages Worldwide,
   Comercio de Bebidas Ltda.                  100% (8)       Brazil
Brown-Forman Worldwide, L.L.C.                100% (8)       Delaware
JDPI Investments, L.L.C.                      100% (9)       Delaware
Amercain Investments C.V.                     100% (10)      Netherlands
Brown-Forman Beverages Africa, Ltd.           100% (11)      Bermuda


The companies listed above constitute all active subsidiaries in which Brown-Forman Corporation owns, either directly or indirectly, the majority of the voting securities. No other active affiliated companies are controlled by Brown-Forman Corporation.

 (1)  Includes qualifying shares assigned to Brown-Forman Corporation.
 (2)  Owned by Lenox, Incorporated.
 (3)  Owned by Amercain Investments C.V.
 (4)  Owned by Longnorth Limited.
 (5)  Owned by Jack Daniel's Properties, Inc.
 (6)  Owned by B-F Korea, L.L.C.
 (7)  Owned by Fratelli Bolla International Wines, Inc.
 (8) Owned 99% by Brown-Forman Corporation and 1% by Early Times Distillers Company.
 (9)  Owned 99% by Jack Daniel's Properties, Inc. and 1% by Fetzer Vineyards.
(10) Owned 95% by Brown-Forman Corporation and 5% by Heddon's Gate Investments, L.L.C.
(11)  Owned 99% by Clintock Limited and 1% by Longnorth Limited.